UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2007

Xenonics Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50775	84-1433854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2236 Rutherford Road, Ste 123, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 448-9700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2007, Richard Naughton resigned his position as a Director and Chief Executive Officer of Xenonics Holdings, Inc., a Nevada corporation (the "Company"), and Donna Lee resigned her position as the Chief Financial Officer and Secretary of the Company.
Mr. Naughton will continue to serve the Company as a consultant on military matters. At a meeting held on May 31, 2007, the Company’s Board of Directors amended options to purchase 250,000 shares exercisable at $3.80 per share and 15,000 shares exercisable at $5.80 per share, respectively, previously granted to Mr. Naughton. These options are now exercisable for the remaining life of the options. Mr. Naughton will serve as a consultant for a period of one year, and receive consulting fees of $16,600 per month for a four-month period. Additionally, Mr. Naughton will receive incentive compensation for certain sales made by the Company.
Charles Hunter, the Company's Executive Vice President, was promoted to Chief Executive Officer, effective June 1, 2007. Mr. Hunter joined the Company after serving with CamelBak Products since 1999. From 1987 to 1999, he served in various executive positions at Lockheed Martin, most recently as Director of Business Development — Government Relations.
Mr. Hunter’s annual salary will be $200,000, and he will receive a five-year option to purchase 60,000 shares of the Company’s common stock at a per share exercise price equal to the closing price of the Company’s common stock on June 1, 2007. 30,000 shares of Mr. Hunter’s option are immediately vested and the remaining 30,000 shares will vest on June 1, 2008.
Rick Kay was appointed by the Company’s Board of Directors to serve as the Company’s Chief Financial Officer, Secretary and Treasurer, effective June 1, 2007. Mr. Kay joins the Company after serving as President and Chief Executive Officer of Pacer Technology, parent company of Super Glue Corporation, from 2000 to 2006.
Mr. Kay’s annual salary will be $150,000, and he will receive a five-year option to purchase 40,000 shares of the Company’s common stock at a per share exercise price equal to the closing price of the Company’s common stock on June 1, 2007. 20,000 shares of Mr. Kay’s option are immediately vested and the remaining 20,000 shares will vest on June 1, 2008.
On June 1, 2007 the Company issued a press release reporting the above, a copy of which is attached to this Current Form on 8-K as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenonics Holdings, Inc.

June 1, 2007	By:	/s/ Charles W. Hunter

Name: Charles W. Hunter
Title: Chief Executive Office

Xenonics Holdings, Inc.

June 1, 2007	By:	/s/ Richard S. Kay

Name: Richard S. Kay
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Xenonics Holdings, Inc. Press Release dated June 1, 2007